                                                                     EXHIBIT 99

                DOMINION RESOURCES, INC. AND SUBSIDIARY COMPANIES
                          UNAUDITED PRO FORMA COMBINED
           CONSOLIDATED STATEMENT OF INCOME FROM CONTINUING OPERATIONS
                          Year Ended December 31, 1999
                    (in millions -- except per share amounts)



                                                DRI                 CNG              Pro Forma                 Pro Forma
                                          (As Reported)        (As Reported)        Adjustments                Combined
                                          -------------         -----------         -----------                ---------
OPERATING REVENUES AND INCOME
  Domestic electric utility service       $       4,274                                                      $     4,274
  Consolidated Natural Gas                                     $       3,074                                       3,074
  Other                                           1,246                                                            1,246
                                          -------------        -------------     -----------------           -----------
  Total operating revenues and income             5,520                3,074                  -                    8,594
                                          -------------        -------------     -----------------           -----------

OPERATING EXPENSES
  Fuel, net                                         996                                                              996
  Purchased power capacity, net                     809                                                              809
  Purchased gas                                                          912                                         912
  Liquids, capacity and other
    products purchased                                                   280                                         280
  Other operation and maintenance                 1,384                  773                    $3  (D,E,O)        2,160
  Depreciation, depletion &
    amortization                                    716                  379                    64   (M,O)         1,159
  Other taxes                                       304                  197                                         501
                                          -------------        -------------     -----------------           -----------
Total operating expenses                          4,209                2,541                    67                 6,817
                                          -------------        -------------     -----------------           -----------
Income from Operations                            1,311                  533                   (67)                1,777
                                          -------------        -------------     -----------------           -----------

OTHER INCOME AND EXPENSES
  Merger Expenses                                                       (213)                  213    (N)              -
  Other                                              91                   15                   (18)  (I,O)            88
                                          -------------        --------------    -----------------            ----------
Total other income                                   91                 (198)                  195                    88
                                          -------------        --------------    -----------------            ----------

Income before fixed charges,
   income taxes                                   1,402                  335                   128                 1,865

FIXED CHARGES
  Interest charges                                  507                  124                   266    (A)            897
  Distributions-preferred
    securities & preferred stock                     67                                                               67
                                          -------------        -------------     -----------------            ----------
Total fixed charges                                 574                  124                   266                   964
                                          -------------        -------------     -----------------            ----------
Income before provision for
    income taxes and minority
    interests                                       828                  211                  (138)                  901
Provision for income taxes                          259                   74                    63 (G,M,N,O)         396
Minority interests                                   18                                                               18
                                          -------------        -------------      ----------------            ----------

INCOME FROM CONTINUING OPERATIONS         $         551        $         137                 ($201)           $      487
                                          =============        =============      ================            ==========

Average Number of Shares Outstanding              191.4                 95.8                 (41.3)  (B,C)         245.9
                                          =============        =============      ================            ==========


EARNINGS PER SHARE (basic)                $        2.88        $        1.43                                  $     1.98
                                          =============        =============                                  ==========

EARNINGS PER SHARE (diluted)              $        2.81        $        1.42                                  $     1.98
                                          =============        =============                                  ==========

                                    1

                DOMINION RESOURCES, INC. AND SUBSIDIARY COMPANIES
             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                December 31, 1999
                                  (in millions)


                                                   DRI                  CNG              Pro Forma            Pro Forma
                                             (As Reported)         (As Reported)        Adjustments           Combined
                                              -----------           -----------         -----------           ---------
                       ASSETS
                       ------
CURRENT ASSETS
      Cash and cash equivalents            $       280            $       94                                $     374
      Accounts receivable, net                     933                   527                (8)(K)              1,452
      Materials and supplies
          Plant and general                        143                    20                                      163
          Fossil fuel                              111                                                            111
          Gas stored                                                      86                                       86
      Mortgage loans in warehouse                  119                                                            119
      Commodity contract assets                    362                                                            362
      Net assets held for sale                                           372                                      372
      Other                                        244                   339                                      583
                                           -----------            ----------         ---------              ---------
                                                 2,192                 1,438                (8)                 3,622
                                           -----------            ----------         ---------              ---------

INVESTMENTS
      Loans receivable, net                      2,034                                                          2,034
      Other investments                          2,183                   354                                    2,537
                                           -----------            ----------         ---------              ---------
                                                 4,217                   354                 -                  4,571
                                           -----------            ----------         ---------              ---------

PROPERTY, PLANT AND EQUIPMENT
          Net utility and other plant            9,831                 2,689                 -                 12,520
          Net exploration and
              production properties                933                 1,538              ($99)(F,O)            2,372
          Acquisition adjustment                                                         3,497 (L)              3,497
                                           -----------            ----------         ---------              ---------
                                                10,764                 4,227             3,398                 18,389
                                           -----------            ----------         ---------              ---------

DEFERRED CHARGES AND OTHER ASSETS
      Regulatory assets                            221                   219                80 (E)                520
      Other                                        353                   297             1,115 (D,H)            1,765
                                           -----------            ----------         ---------              ---------
                                                   574                   516             1,195                  2,285
                                           -----------            ----------         ---------              ---------

                    TOTAL ASSETS           $    17,747            $    6,535         $   4,585              $  28,867
                                           ===========            ==========         =========              =========



               DOMINION RESOURCES, INC. AND SUBSIDIARY COMPANIES
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1999
                                 (in millions)

                                                       DRI            CNG           Pro Forma      Pro Forma
                                                   As Reported    As Reported      Adjustments      Combined
                                                   -----------    -----------      -----------     ---------
                  LIABILITIES AND
                SHAREHOLDERS' EQUITY
                --------------------
CURRENT LIABILITIES
     Securities due within one year                       $536                                        $   536
     Short-term debt                                       870             $686      $ 4,260   (A)      5,816
     Accounts payable                                      711              335           45   (H)      1,091
     Commodity contract liabilities                        347                                            347
     Accrued taxes                                          89              134                           223
     Other                                                 446              198           99   (J)        743
                                                  ------------  ---------------  -----------       ----------
                                                         2,999            1,353        4,404            8,756
                                                  ------------  ---------------  -----------       ----------

LONG-TERM DEBT                                           6,936            1,764          (20)  (I)      8,680
                                                  ------------  ---------------  -----------       ----------

DEFERRED CREDITS AND OTHER LIABILITIES
     Deferred income taxes                               1,699              808          360  (G,O)     2,867
     Investment tax credits                                146               20                           166
     Other                                                 222              214           84   (E)        520
                                                  ------------  ---------------  -----------       ----------
                                                         2,067            1,042          444            3,553
                                                  ------------  ---------------  -----------       ----------

     Total liabilities                                  12,002            4,159        4,828           20,989
                                                  ------------  ---------------  -----------       ----------

MINORITY INTEREST                                           99                                             99
                                                  ------------  ---------------  -----------       ----------

OBLIGATED MANDITORILY REDEEMABLE
  PREFERRED SECURITIES OF SUBSIDIARY TRUSTS                385                                            385
                                                  ------------  ---------------  -----------       ----------

PREFERRED STOCK:
     Subject to mandatory redemption
     Not subject to mandatory redemption                   509                                            509
                                                  ------------  ---------------  -----------       ----------

COMMON SHAREHOLDERS' EQUITY
     Common stock                                        3,561              264        1,849 (B,C,L)    5,674
     Retained earnings                                   1,190            1,545       (1,525) (L,O)     1,210
     Accumulated other comprehensive income                (15)                                           (15)
     Other paid in capital                                  16              567         (567)  (L)         16
                                                  ------------  ---------------  -----------       ----------
                                                         4,752            2,376         (243)           6,885
                                                  ------------  ---------------  -----------       ----------
               TOTAL LIABILITIES AND
               SHAREHOLDERS' EQUITY                    $17,747           $6,535      $ 4,585          $28,867
                                                  ============  ===============  ===========       ==========

  Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

The Unaudited Pro Forma Combined Consolidated Financial Statements do not reflect the non-recurring costs associated with integrating the operations of the two companies, nor any of the anticipated recurring savings arising from the integration. Costs of integration will result in significant non-recurring charges to the combined results of operations in 2000 as a result of the consummation of the Merger; however, the actual amount of such charges cannot be determined until the transition plan relating to the integration of operations is completed.

Merger Financing

A. To reflect the issuance of $3.3 billion, (6.05 percent) commercial paper of Dominion and $1 billion, (6.19 percent) privately placed money market notes prior to the Merger. The fees associated with this debt will be approximately $7 million and the annual interest expense will be approximately $259 million. Dominion anticipates refinancing these amounts with long-term debt, preferred, and/or convertible securities along with the proceeds from the divestiture (see note P) of other non-core assets.

Exchange of Shares and Cash

B. To reflect the issuance of 87.4 million shares of Dominion common stock valued at $3.5 billion and the cash distribution of $2.9 billion in exchange for the outstanding shares of CNG at closing.

Stock Repurchases

C. To reflect the repurchase of 32.9 million shares of Dominion common stock for $1.4 billion which was the first step in the Merger treated as a reorganization.

Purchase Adjustments

D. To reflect the excess of plan assets of $1.1 billion over projected benefit obligations related to CNG's pension plans. The Income Statement also reflects the impact ($21 million increase in expense) resulting from the recognition of prepaid pension cost.

E. To reflect the excess of the projected benefit obligation of $84 million over plan assets related to CNG's other postretirement benefit plans and corresponding regulatory assets of $80 million. The Income Statement also reflects the impact ( $10 million decrease in expenses) resulting from the recognition of the excess of the other postretirement benefit obligation over the fair value of plan assets.

F. To reflect a reduction in value of CNG's non-regulated oil and gas exploration and production properties based on current market valuation ($129 million).

G. To reflect the deferred income taxes of $350 million related to the purchase price allocated to CNG's assets and liabilities. The estimated provision for income taxes related to the pro forma adjustments are based on an assumed combined federal and state income tax rate of 38 percent.

H. To record direct costs of the Merger (including fees of financial advisors, legal counsel and independent auditors) estimated to be $70 million, consisting of $45 million associated with contractual termination benefits and $25 million relating to deferred merger costs.

I. To reflect the fair value of CNG's long-term debt associated with its exploration and production properties which results in a $20 million reduction in its carrying value as of January 28, 2000 (or the closing). Annual amortization of this purchase accounting debt discount would be approximately $2 million.

  Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements
                                  (Continued)

J. To reflect liabilities of $26 million associated with seismic relicensing fees for oil and gas exploration and production. Also reflects a liability of $73 million for the fair value of financial contracts entered into by CNG to mitigate exposure to volatility in oil and gas prices.

K. To reflect an increase of approximately $8 million in bad debt reserves due to a change in collections policy and related reserve policy.

L. To eliminate Dominion's investment in CNG of $6.4 billion (see note B) against CNG's common shareholders' equity of $2.4 billion and record the gross acquisition adjustment of $4 billion.

The gross acquisition adjustment is allocated to CNG's assets and liabilities as follows:
----------------------------------------------------------------------------------------

                                                                  Debit       Credit
                                                                 -------      ------
          Gross acquisition adjustment (millions)                $3,997
                                                                 ------
          Other deferred charges-prepaid pension cost(D)                      $1,140
          Net Exploration & production  properties   (F)            129
          Long-term debt                             (I)                          20
          Accounts receivable,net                    (K)              8
          Other deferred credits & other liabilities-(E)              4
               OPEB obligation
          Other deferred credits & other liabilities-(J)             99
               seismic license fee and financial
               contracts
          Accounts payable-merger costs              (H)             45
          Other deferred charges-merger costs        (H)             25
          Deferred  income taxes                     (G)            350
                                                                    ---       ------
          Net reduction to acquisition adjustment                             $  500
                                                                              ------
          Net acquisition adjustment                             $3,497
                                                                 ------

M. To reflect the amortization of the acquisition adjustment using the straight line method over forty years (annual amortization expense of $88 million) and the amortization of oil and gas exploration and production properties over a ten year period (annual amortization of $13 million).

CNG's Pre-Merger Expenses

N. Shareholder approval of the Merger constituted a change of control as defined in the CNG stock incentive plans. Accordingly, the vesting of stock options and certain other stock awards was accelerated pursuant to the provisions of the plans and/or award agreements. Also, the change of control effectively granted limited stock appreciation rights to holders of vested stock options and certain other stock awards. Specifically, the plan and/or award agreements permitted the holder to elect, during the period from July 1, 1999 through August 29, 1999, to receive a cash payment in exchange for surrendering vested stock options and awards. This provision covered outstanding vested stock options granted since 1989 to approximately 700 employees. The amount to be paid to the holders was based on the value determined under the associated plans, which considered the option exercise price, award value, and the change of control price as defined in the plans. Based on the value of the vested options and awards expected to be surrendered and cashed out, CNG recognized a charge to Other Income and Expenses for the quarter ended June 30, 1999 of $153.5 million.

  Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements
                                  (Continued)



     During 1999, CNG also recorded charges to Other Income and Expenses for other direct incremental merger costs, including fees of financial advisors, legal counsel , costs related to certain executive employment agreements and other costs. These charges totaled $59.2 million for the twelve months ended December 31, 1999.

     The $212.7 million of nonrecurring charges and the related $67 million tax benefit recognized by CNG during 1999 have been excluded from the Pro Forma Combined Consolidated Income Statement.



Change in Accounting Method

O. Since Dominion's entry into the oil and gas exploration and production business in 1987, Dominion's activities have been directed primarily to low-risk drilling and acquisitions of producing reserves. With the nature of these activities and the minimal amounts spent on exploration activities, Dominion followed the successful efforts method of accounting.

     Based on the nature and size of CNG's oil and gas exploration and production activities, management intends to follow the full cost method of accounting for its oil and gas exploration and production activities.

     The following reflects the effect of adoption of the full cost method of accounting on the Pro Forma Financial Statements:

                                                                                    Debit               Credit
                                                                                    -----              -------
                                                                                           (millions)
                                                                                           ----------
     Balance Sheet           Net exploration and production properties              $  30
                               Deferred income taxes                                                   $    10
                               Retained earnings                                                            20




     Income Statement        Other operation & maintenance expenses                                    $     8
                             Depreciation, depletion & amortization                                         11
                                                                                                       -------
                               Provision for income taxes                           $   1
                               Other income                                            16
                                                                                    -----              -------
                               Net income effect                                                       $     2
                                                                                                       -------

Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements
                                  (Continued)

Disposition of Assets

P. As part of the Securities and Exchange Commission (SEC) Order under the PUHCA of 1935 approving the Merger, Dominion must divest itself of Dominion Capital, its financial services subsidiary. Although a formal plan for diverstiture has not been adopted, the SEC allowed three years for this to be accomplished. During the Merger approval process, Dominion and CNG also agreed to divest Virginia Natural Gas, Inc. (VNG), CNG's local gas distribution subsidiary located in Virginia Beach, Virginia. Dominion has one year after the Merger is completed (January 28, 2000) to sell VNG to a third party. If the sale of VNG is not completed within one year, VNG will be spun off as an independent company with the common stock distributed to Dominion shareholders. Both deadlines are subject to reasonable extensions, which may be granted by regulatory authorities.

     During 1999, Dominion Energy, a subsidiary of Dominion, agreed to the sale of its Latin American interests to Duke Energy. As a result of the change in Dominion's foreign investment strategy, CNG has begun accepting bids for the sale of its foreign assets.

     The unaudited pro forma combined consolidated financial statements do not reflect any adjustments for the above stated anticipated divestitures.